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                                                                    EXHIBIT 99.1

                          (HALOZYME THERAPEUTICS LOGO)

HALOZYME CONTACT                              INVESTOR RELATIONS CONTACTS
David A. Ramsay                               Ina McGuinness / Bruce Voss
Chief Financial Officer                       Lippert/Heilshorn & Associates
(858) 794-8889                                (310) 691-7100
dramsay@halozyme.com                          imcguinness@lhai.com

                                              MEDIA CONTACTS
                                              Kathy Sweeney / Joleen Schultz
                                              Mentus
                                              (858) 455-5500, x230/x215
                                              kwitz@mentus.com
                                              jschultz@mentus.com

                 HALOZYME THERAPEUTICS ANNOUNCES FDA ACCEPTANCE
                                 OF HYLENEX NDA

SAN DIEGO, MAY 26, 2005 - Halozyme Therapeutics, Inc. (AMEX: HTI), a development stage biopharmaceutical company focused on the development and commercialization of recombinant human enzymes, today announced that the U.S. Food and Drug Administration (FDA) has accepted for filing and review Halozyme's New Drug Application (NDA) for Hylenex(TM) (formerly referred to as Enhanze SC(TM)).

Halozyme submitted the Hylenex NDA on March 23, 2005, seeking approval for use as a spreading agent to facilitate the dispersion and absorption of other drugs. The Company previously announced in April 2005 that the FDA granted Priority Review status to the Hylenex NDA, which sets the target date for initial FDA action within six months from the NDA submission date.

"We are excited that the FDA has accepted our NDA filing," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "This is a significant step in the FDA's review of Hylenex for use as a spreading agent. If approved by the FDA, we believe Hylenex could offer physicians an attractive alternative to animal-derived hyaluronidases."

Halozyme's hyaluronidase (rHuPH20) is a highly purified, recombinant form of the naturally occurring human enzyme and is being investigated for its ability to break down hyaluronic acid (HA), the space-filling "gel"-like substance that is a major component of tissues throughout the body. Hyaluronidase that is injected in the skin or in the muscle can temporarily digest the HA gel to enhance the penetration and diffusion of other injected drugs or fluids.

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ABOUT HALOZYME THERAPEUTICS, INC.
Halozyme is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's portfolio of products under development is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme's recombinant human enzymes may replace current animal slaughterhouse-derived enzymes that carry potential risks of animal pathogen transmission and immunogenicity. The versatility of the first enzyme, rHuPH20, enables Halozyme to develop the product as a medical device, drug enhancement agent, and therapeutic biologic.

SAFE HARBOR STATEMENT
In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's products under development, the timing of expected regulatory filings, and the regulatory approval of products under development) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

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